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EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-2713, No. 333-52467) of CIENA Corporation of our report dated November 25, 1998 appearing on page 36 of this Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP


McLean, VA
December 8, 1998






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